EXHIBIT 4.2

PALM HARBOR HOMES, INC.,

AS ISSUER,

AND

AMERICAN STOCK TRANSFER & TRUST COMPANY,

AS TRUSTEE

3.25% Convertible Senior Notes due 2024

INDENTURE

Dated as of May 11, 2004

CROSS REFERENCE TABLE*

TIA Section		Indenture Section
310(a)	(1)	7.10
(a)	(2)	7.10
(a)	(3)	N.A.
(a)	(4)	N.A.
(b)		7.08; 7.10
(c)		N.A.
311(a)		7.11
(b)		7.11
(c)		N.A.
312(a)		2.05
(b)		12.03
(c)		12.03
313(a)		7.06
(b)	(1)	N.A.
(b)	(2)	7.06
(c)		12.02
(d)		7.06
314(a)		4.02; 4.03; 12.02
(b)		N.A.
(c)	(1)	12.04
(c)	(2)	12.04
(c)	(3)	N.A.
(d)		N.A.
(e)		12.05
(f)		N.A.
315(a)		7.01
(b)		7.05; 12.02
(c)		7.01
(d)		7.01
(e)		6.14
316(a)	(last sentence)	2.08
(a)	(1)(A)	6.08
(a)	(1)(B)	6.07
(a)	(2)	N.A.
(b)		6.10
317(a)	(1)	6.03
(a)	(2)	6.04
(b)		2.04
318(a)		12.01

N.A. means Not Applicable.

* Note:	This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

TABLE OF CONTENTS*

* Note:	This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

i

		Page
Section 11.02.	Defaulted Interest	58
Section 11.03.	Interest Rights Preserved	59
ARTICLE XII
MISCELLANEOUS
Section 12.01.	Trust Indenture Act Controls	59
Section 12.02.	Notices	59
Section 12.03.	Communication by Holders with Other Holders	60
Section 12.04.	Certificate and Opinion as to Conditions Precedent	60
Section 12.05.	Statements Required in Certificate or Opinion	61
Section 12.06.	Separability Clause	61
Section 12.07.	Rules by Trustee, Paying Agent, Conversion Agent and Registrar	61
Section 12.08.	Legal Holidays	61
Section 12.09.	GOVERNING LAW	61
Section 12.10.	No Recourse Against Others	61
Section 12.11.	Successors	62
Section 12.12.	Multiple Originals	62

EXHIBITS
Exhibit A-1	Form of Rule 144A/Regulation S Global Security
Exhibit A-2	Form of Certificated Security
Exhibit A-3	Form of Unrestricted Global Security
Exhibit B	Transfer Certificate

          INDENTURE, dated as of May 11, 2004, between PALM HARBOR HOMES, INC., a Florida corporation (the “Company”), and American Stock Transfer & Trust Company, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

          The Company has duly authorized the creation of an issue of 3.25% Convertible Senior Notes due 2024 (the “Securities”) having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, the Company has duly authorized its execution and delivery of this Indenture.

          All things necessary to make the Securities, when the Securities are duly executed by the Company, and the Securities are authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, in accordance with their and its terms, have been done. In addition, all things necessary to duly authorize the issuance of the Common Stock of the Company issuable upon the conversion of the Securities, and to duly reserve for issuance the number of shares of Common Stock issuable upon such conversion, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01. Definitions.

          “Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

          “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

          “Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.

          “Business Day” means each day of the year other than a Saturday or a Sunday or other day on which banking institutions in The City of New York are required or authorized by law, regulation or executive order to close.

          “Capital Stock” for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock or other equity issued by that corporation.

          “Certificated Securities” means any of the Securities that are in the form of the Securities attached hereto as Exhibit A-2.

          “Closing Sale Price” of Capital Stock on any date means (a) the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported by the National Association of Securities Dealers Automated Quotation System, or if not so reported, on the United States principal national securities exchange on which the Capital Stock is traded, or (b) in the absence of such quotation, such price as the Company shall determine on the basis of such quotations as the Company considers appropriate.

          “Closing Trading Price” of $1,000 Principal Amount of Securities on any date means the average of the secondary market bid quotations per such amount of Securities obtained by the Trustee for $2,000,000 Principal Amount of the Securities at approximately 3:30 p.m. New York City time on such date from two independent nationally recognized securities dealers selected by the Company, provided that if at least two such bids cannot reasonably be obtained by the trustee, but one such bid can reasonably be obtained by the Trustee, this one bid will be used. If the Trustee cannot reasonably obtain at least one bid for $2,000,000 Principal Amount of Securities from a nationally recognized securities dealer or, in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then the Closing Trading Price of the Securities will be deemed to be less than 98% of the Conversion Rate then in effect multiplied by the Closing Sale Price of Common Stock on such determination date.

          “Common Stock” shall mean the shares of common stock, $0.01 par value, of the Company as it exists on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

          “Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

          “Company Request” or “Company Order” means a written request or order signed in the name of the Company by any one Officer.

          “Corporate Trust Office” means the office of the Trustee at which at any time this Indenture shall be principally administered, which office at the date hereof is located at 59 Maiden Lane, New York, NY 10038, Attention: Corporate Trust Department, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Company).

          “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

          “Designated Event” means any event that is a Fundamental Change or a Termination of Trading.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “Fundamental Change” means any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not all or substantially all common stock that (i) is listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange, or (ii) is approved, or immediately after the transaction or event will be approved, for quotation on the Nasdaq Stock Market or any similar United States system of automated dissemination of quotations of securities prices.

          “Global Securities” means any of the Securities that are in the form of the Securities attached hereto as Exhibit A-1 or A-3, and that are deposited with the Depositary or its custodian and registered in the name of the Depositary, representing Securities sold in reliance on Rule 144A and Regulation S under the Securities Act or pursuant to a registration statement.

          “Holder” or “Securityholder” means a person in whose name a Security is registered on the Registrar’s books.

          “Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

          “Interest Payment Date” means May 15 and November 15 of each year, commencing November 15, 2004.

          “Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

          “Issue Price” of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is sold as set forth on the face of the Security.

          “Notes” means any of the Company’s 3.25% Convertible Senior Notes due 2024, as amended or supplemented from time to time, issued under this Indenture.

          “Officer” means the Chairman of the Board, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary of the Company.

          “Officer’s Certificate” means a certificate signed by an Officer of the Company signing alone, and delivered to the Trustee.

          “Opinion of Counsel” means a written opinion containing the information specified in Sections 12.04 and 12.05, if applicable, from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.

          “person” or “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

          “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

          “Principal Amount” of each Security means the principal amount as set forth on the face of the Security.

          “Redemption Date” or “redemption date” means the date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

          “Redemption Price” or “redemption price” shall have the meaning set forth in paragraph 5 of the Securities.

          “Regular Record Date” means each May 1 and November 1 (whether or not a Business Day).

          “Regulation S” means Regulation S under the Securities Act (or any successor regulation having substantially similar provisions), as it may be amended from time to time.

          “Responsible Officer” means, when used with respect to the Trustee, any officer assigned to administer corporate trust matters or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

          “Restricted Security” means a Security required to bear the restrictive legend set forth in the form of Security set forth in Exhibits A-1 and A-2 of this Indenture.

          “Rule 144” means Rule 144 under the Securities Act (or any successor rule having substantially similar provisions), as it may be amended from time to time.

          “Rule 144A” means Rule 144A under the Securities Act (or any successor rule having substantially similar provisions), as it may be amended from time to time.

          “SEC” means the United States Securities and Exchange Commission.

          “Securities” means the Notes.

          “Securities Act” means the Securities Act of 1933, as amended.

          “Significant Subsidiary” means “significant subsidiary,” as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act.

          “Stated Maturity”, when used with respect to any Security, means the date specified in such Security as the final fixed date on which the Principal Amount of such Security is due and payable.

          “Subsidiary” means (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) a partnership in which the Company or a Subsidiary of the Company holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation or a partnership) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

          “Termination of Trading” means the Common Stock (or other common stock into which the Securities are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on the Nasdaq Stock Market.

          “TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

          “Trading Day” means:

     (1) if the applicable security is listed or admitted for trading on The New York Stock Exchange or another national security exchange, a day on which The New York Stock Exchange or such other national security exchange is open for business;

     (2) if the applicable security is quoted on the Nasdaq Stock Market, a day on which trades may be made thereon; or

     (3) if the applicable security is not so listed, admitted for trading or quoted, a day on which the applicable security is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for such security are available.

          “Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

          “Unrestricted Global Securities” means any of the Securities that are in the form of the Securities attached hereto as Exhibit A-3.

          SECTION 1.02.Other Definitions.

Defined in
Term	Section
“Act”	1.05(a)
“Agent Members”	2.12(f)
“Bankruptcy Law”	6.01
“Cash Buy-out”	3.13
“Clearstream”	2.01(a)
“Company Repurchase Notice”	3.09(d)
“Company Repurchase Notice Date”	3.09(d)
“Conversion Agent”	2.03
“Conversion Date”	10.02(a)
“Conversion Price”	10.01(a)
“Current Market Price”	10.06(f)(i)
“Custodian”	6.01
“Defaulted Interest”	11.02
“Depositary”	2.01(a)
“Designated Event Notice”	3.14(a)
“Designated Event Repurchase Date”	3.14
“Designated Event Repurchase Exercise Notice”	3.14(b)
“Designated Event Repurchase Price”	3.13
“Distribution”	10.06(d)
“DTC”	2.01(a)
“Euroclear”	2.01(a)
“Event of Default”	6.01
“Expiration Time”	10.06(e)
“fair market value”	10.06(f)(ii)
“Legal Holiday”	11.08
“Legend”	2.06(f)
“Make-Whole Premium”	3.13
“Notice of Default”	6.01
“Paying Agent”	2.03
“Purchased Shares”	10.06(e)(i)
“QIBs”	2.01(a)
“Record Date”	10.06(f)(iii)
“Register”	1.05(c)
“Registrar”	2.03

Defined in
Term	Section
“Repurchase Date”	3.08
“Repurchase Notice”	3.08(a)
“Repurchase Price”	3.08
“Rule 144A Information”	4.06
“Special Record Date”	11.02
“Spinoff Valuation Period”	10.06(d)(1)
“Trigger Event”	10.06(c)

          SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          “Commission” means the SEC.

          “indenture securities” means the Securities.

          “indenture security holder” means a Securityholder.

          “indenture to be qualified” means this Indenture.

          “indenture trustee” or “institutional trustee” means the Trustee.

          “obligor” on the indenture securities means the Company or any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

          (a) a defined term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect from time to time;

          (c) “or” is not exclusive;

          (d) “including” means including, without limitation; and

          (e) words in the singular include the plural, and words in the plural include the singular.

          SECTION 1.05. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments (which may take the form of an electronic writing or messaging or otherwise be in accordance with customary procedures of the Depositary or the Trustee) of substantially similar tenor signed by such Holders in person or by their agent duly appointed in writing (which may be in electronic form); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent (either of which may be in electronic form) shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution (or electronic delivery) or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing or delivering such instrument or writing acknowledged to such officer the execution (or electronic delivery) thereof. When such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing (electronic or otherwise), or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

          (c) The ownership of Securities shall be proved by a Register maintained by the Registrar (the “Register”).

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

          (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture within six months after the record date.

ARTICLE II

THE SECURITIES

          SECTION 2.01. Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibits A-1, A-2 and A-3, which are hereby expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

          (a) Global Securities. Securities offered and sold within the United States to “qualified institutional buyers” as defined in Rule 144A (“QIBs”) in reliance on Rule 144A or in offshore transactions in reliance on Regulation S shall be issued initially in the form of Global Securities, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of The Depository Trust Company (“DTC”) or the nominee thereof (such depositary, or any successor thereto, and any such nominee being hereinafter referred to as the “Depositary”) for the accounts of participants in DTC (and, in the case of Securities transferred subsequent to such initial issuance to Holders pursuant to Regulation S, registered with the Depositary for the accounts of designated agents holding on behalf of the Euroclear S.A./N.V., as operator of the Euroclear System (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”)), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate Principal Amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

          (b) Global Securities in General. Except as provided in this Section 2.01, 2.06 or 2.12, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Certificated Securities. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate Principal Amount of outstanding Securities from time to time endorsed thereon and that the aggregate Principal Amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases, redemptions and conversions.

          Any adjustment of the aggregate Principal Amount of a Global Security to reflect the amount of any increase or decrease in the Principal Amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

          (c) Book-Entry Provisions. This Section 2.01(c) shall apply only to Global Securities deposited with or on behalf of the Depositary.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Trustee as custodian for such Depositary and (c) shall bear legends substantially to the following effect:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF; (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE); (C) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND

(3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT.

          (d) Certificated Securities. Securities not issued as interests in the Global Securities will be issued in certificated form substantially in the form of Exhibit A-2 attached hereto.

          SECTION 2.02. Execution and Authentication. The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer of the Company on the Securities may be manual or facsimile.

          Securities bearing the manual or facsimile signatures of an individual who was at the time of the execution of the Securities the proper Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of authentication of such Securities.

          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer of the Trustee and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

          The Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount of up to $75,000,000 upon one or more Company Orders without any further action by the Company. The aggregate Principal Amount of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.07.

          The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of Principal Amount and any integral multiple thereof.

          SECTION 2.03. Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for purchase or payment (“Paying Agent”) and an office or agency where Securities may be presented for conversion (“Conversion Agent”). The Registrar shall keep a Register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

          The Company shall enter into an appropriate agency agreement with any Registrar or co-registrar, Paying Agent or Conversion Agent (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

          The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

          SECTION 2.04. Paying Agent to Hold Money in Trust. Except as otherwise provided herein, not later than 10:00 a.m., New York City time, on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money.

          SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee a listing of Securityholders, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          SECTION 2.06. Transfer and Exchange. (a) Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such

Securityholder’s attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute and the Trustee upon receipt of a Company Order shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate Principal Amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of transfer or exchange of the Securities from the Securityholder requesting such registration of transfer or exchange.

          Subject to Section 2.12 hereof, at the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate Principal Amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

          The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Repurchase Notice or Designated Event Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

          (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole, or in part, to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

          (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register for the Securities.

          (d) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon registration of transfer or exchange of Securities.

          (e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

          (f) If Securities are issued upon the registration of transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the form of Security attached hereto as Exhibits A-1 and A-2 setting forth such restrictions (collectively, the “Legend”), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or that such Securities are not “restricted” within the meaning of Rule 144. Upon (i) provision of such satisfactory evidence or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, upon receipt of a Company Order, shall authenticate and deliver a Security that does not bear the Legend, which Security, if a Global Security, to be in the form of an Unrestricted Global Security. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Company shall use its reasonable best efforts to reinstate the Legend.

          The Trustee and the Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          SECTION 2.07. Replacement Securities. If any mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee and the Company, to the effect that the Security has been lost, destroyed or stolen, the Company shall issue and the Trustee, upon receipt of the authentication order of the Company in the form of an Officers’ Certificate, shall authenticate a replacement Security if the Trustee’s requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any agent thereof from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge such Holder for their expenses in replacing a Security.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Security, pay such Security, upon satisfaction of the conditions set forth in the preceding paragraph.

          Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          SECTION 2.08. Outstanding Securities; Determinations of Holders’ Action. Securities outstanding at any time are all the Securities authenticated by the Trustee, except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including determinations pursuant to Articles VI and IX).

          If a Security is replaced or paid pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), the replaced or paid Security ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced or paid Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

          If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following the Repurchase Date or a Designated Event Repurchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then on or as of such Redemption Date, Repurchase Date, Designated Event Repurchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest (if any) on such Securities shall cease to accrue; provided, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture.

          If a Security is converted in accordance with Article X, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and interest (if any) shall cease to accrue on such Security.

          SECTION 2.09. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute and, upon Company Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officer executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

          If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and, upon Company Order, the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

          SECTION 2.10. Cancellation. All Securities surrendered for payment, repurchase by the Company pursuant to Article III, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article X. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.10, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee.

          SECTION 2.11. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Redemption Price, Repurchase Price or Designated Event Repurchase Price in respect thereof or (subject to Section 11.01) interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          SECTION 2.12. Global Securities. (a) General. Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.12(b)(i) below, (B) transfer of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.06 and Section 2.12(b)(i) below, and (C) transfers of a Certificated Security shall comply with Section 2.06 and Section 2.12(b)(ii) and transfer of a Certificated Security for a beneficial interest in a Global Security shall comply with Section 2.06 and Section 2.12(b)(iii) below.

          (b) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this Section 2.12(b) shall not prohibit any transfer of a Security that is issued in exchange for a Global

Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 2.12(b) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12(b).

     (i) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth below and in Section 2.12(f). Upon receipt by the Trustee of a request for transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security, in the form reasonably satisfactory to the Trustee, together with:

     (A) so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit B;

     (B) written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate Principal Amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

     (C) if the Company so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend,

then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount of Securities represented by the Global Security to be decreased by the aggregate Principal Amount of the Certificated Security to be issued, shall authenticate and deliver such Certificated Security and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount of the Certificated Security so issued.

     (ii) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:

(x)	to register the transfer of such Certificated Securities; or

(y)	to exchange such Certificated Securities for an equal Principal Amount of Certificated Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for registration of transfer or exchange:

     (A) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

     (B) so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or, if being transferred pursuant to clause (1), (2) or (3) below, are accompanied by the additional information and documents specified in each clause, as applicable:

     (1) if such Certificated Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

     (2) if such Certificated Securities are being transferred to the Company, a certification to that effect; or

     (3) if such Certificated Securities are being transferred pursuant to an exemption from registration (i) a certification to that effect (in the form set forth in Exhibit B, if applicable) and (ii) if the Company so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend.

     (iii) Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form reasonably satisfactory to the Trustee, together with:

     (A) so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit B, that such Certificated Security is being transferred in accordance with Rule 144A, Regulation S or Rule 144; and

     (B) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate Principal Amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount of Securities represented by the Global Security to be increased by the aggregate Principal Amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount of the Certificated Security so cancelled. If no

Global Securities are then outstanding, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate a new Global Security in the appropriate Principal Amount.

          (c) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend including the requirement of the delivery of an Opinion of Counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

          (d) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been transferred pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 or, if earlier, upon the expiration of the holding period applicable to sales thereof under paragraph (k) of Rule 144. Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144, by an Opinion of Counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company, the Trustee and the Registrar and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144), be exchanged for a new Security, of like tenor and aggregate Principal Amount, which shall not bear the restrictive Legend, which Security, if a Global Security, to be in the form of an Unrestricted Global Security. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee and the Registrar shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.

          (e) As used in the preceding two paragraphs of this Section 2.12, the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

          (f) The provisions of clauses (1), (2), (3), (4) and (5) below shall apply only to Global Securities:

     (1) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange

Act, and a successor Depositary is not appointed by the Company within 90 days; (ii) the Company elects to discontinue use of the system of book-entry transfer through DTC (or any successor depositary); or (iii) a Default or an Event of Default has occurred and is continuing. Any Global Security exchanged pursuant to clause (i) of this sub-section shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (ii) of this sub-section may be exchanged in whole or from time to time in part as directed by the Depositary. Any Global Security exchanged pursuant to clause (iii) above may be exchanged in whole or from time to time in part as directed by the Depositary upon the request of an owner of a beneficial interest in a Global Security to receive a Certificated Security in exchange for such interest. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a person other than the Depositary or a nominee thereof shall not be a Global Security.

     (2) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate Principal Amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the Principal Amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof. In the event that Certificated Securities are not issued, promptly after the Trustee has received a request from the Depositary to issue such Certificated Securities, to any given beneficial holder owner of Securities upon such holder’s request pursuant to clause (iii) of Section 2.12(f)(1) above, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Sections 6.09 and 6.10 hereof, the right of any beneficial holder of an interest in the Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s interest in the Securities as if such Certificated Securities had been issued. Nothing in the preceding sentence shall prejudice the rights and protections of the Trustee, any Paying Agent (other than the Company or any Affiliate of the Company), the Registrar or any Conversion Agent (other than the Company or any Affiliate of the Company) under Sections 2.11 or 2.12(f)(5).

     (3) Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

     (4) In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

     (5) Except as provided in Section 2.12(f)(2) above, neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “Management Regulations and Instructions to Participants” of Clearstream shall be applicable to interests in any Global Securities that are held by participants through Euroclear or Clearstream.

          SECTION 2.13. CUSIP, CINS and ISIN Numbers. The Company in issuing the Securities may use “CUSIP,” “CINS” and “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use CUSIP, CINS and ISIN numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP, CINS or ISIN numbers.

ARTICLE III

REDEMPTION AND REPURCHASES

          SECTION 3.01. Right to Redeem; Notices to Trustee. The Company, at its option, may redeem the Securities in accordance with the provisions of this Article III and paragraphs 5 and 7 of the Securities. Prior to May 18, 2011, the Company cannot redeem the Securities. Beginning on May 18, 2011, the Company may redeem the Securities for cash in whole at any time, or in part from time to time. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount of Securities to be redeemed, the Redemption Price and the amount of accrued and unpaid interest, if any, payable on the Redemption Date.

          The Company shall give the notice to the Trustee provided for in this Section 3.01 by a Company Order, at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), and shall give notice to the Trustee of the election referred to in Section 3.03(3) by a Company Order, at least two Business Days prior to the 30th day prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

          SECTION 3.02. Selection of Securities to Be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate. The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption.

          Securities and any portions thereof that the Trustee selects shall be in Principal Amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

          If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

          SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

          The notice shall identify the Securities to be redeemed and shall state:

     (1) the Redemption Date;

     (2) the Redemption Price and accrued and unpaid interest, if any, payable on the Redemption Date;

     (3) the Conversion Rate and whether the Company will elect to pay Holders cash in lieu of delivery of Common Stock in satisfaction of all or part of the Company’s obligations in the event of conversions following the notice of redemption;

     (4) the name and address of the Paying Agent and Conversion Agent;

     (5) that Securities called for redemption may be converted at any time before the close of business on the second Business Day immediately preceding the Redemption Date, even if not otherwise convertible at such time;

     (6) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 8 of the Securities;

     (7) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and accrued and unpaid interest, if any;

     (8) if fewer than all the outstanding Securities are to be redeemed, the certificate number and Principal Amounts of the particular Securities to be redeemed;

     (9) that, unless the Company defaults in making payment of such Redemption Price and any interest which is due and payable interest (if any) will cease to accrue on and after the Redemption Date;

     (10) the CUSIP number, CINS number and ISIN number, if applicable, of the Securities; and

     (11) any other information the Company wants to present.

          At the Company’s request, the Trustee shall give the notice of redemption to Holders in the Company’s name and at the Company’s expense, provided that the Company makes such request at least ten Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date such notice of redemption must be mailed.

          SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price (together with accrued and unpaid interest, if any, to but not including the date of redemption) stated in the notice except for Securities which are converted in accordance with the terms of this Indenture; provided, however, that installments of interest on Securities due on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Date. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price (together with accrued and unpaid interest, if any, to but not including the Redemption Date) stated in the notice.

          SECTION 3.05. Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time), on any Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of, and any accrued and unpaid interest to but not including the date of redemption with respect to, all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article X. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

          SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in Principal Amount to the unredeemed portion of the Security surrendered.

          SECTION 3.07. Conversion Arrangement on Call for Redemption on Specified Dates. In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Securities by paying to the Trustee in trust for the Securityholders, on or prior to 10:00 a.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Securities, is not less than the Redemption Price of, and any accrued and unpaid interest with respect to, such Securities. Notwithstanding anything to the contrary contained in this Article III, the obligation of the Company to pay the Redemption Price of such Securities shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article X) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the second Business Day prior to the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Trustee’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

          SECTION 3.08. Repurchase of Securities at Option of the Holder on Specified Dates. Securities shall be repurchased by the Company in whole or in part pursuant to the terms of the Securities at the option of the Holder on May 15, 2011, May 15, 2014 and May 15, 2019 (each, a “Repurchase Date”), at a repurchase price of 100% of the Principal Amount plus any accrued and unpaid interest (the “Repurchase Price”), in each case, to, but excluding, such Repurchase Date; provided, however, that installments of interest on Securities due on or prior to the Repurchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Date. Repurchases of Securities under this Section 3.08 shall be made, at the option of the Holder thereof, upon:

          (a) delivery to the Paying Agent by a Holder of a written notice (a “Repurchase Notice”) during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the applicable Repurchase Date until the close of business on the third Business Day prior to such Repurchase Date stating:

     (A) if Certificated Securities have been issued, the certificate numbers of the Securities that the Holder will deliver to be purchased, or the appropriate Depository information if the Security is represented by a Global Security,

     (B) the portion of the Principal Amount of the Securities which the Holder will deliver to be purchased, which portion must be a Principal Amount of $1,000 or an integral multiple thereof, and

     (C) that such Security shall be purchased as of the Repurchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in this Indenture; and

          (b) delivery or book-entry transfer of the Securities to the Paying Agent at any time after delivery of the applicable Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor; provided that such Repurchase Price shall be so paid pursuant to this Section 3.08 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

          The Company shall repurchase from the Holder thereof, pursuant to this Section 3.08, a portion of a Security, if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

          Any repurchase by the Company contemplated pursuant to the provisions of this Section shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of (i) the Repurchase Date and (ii) the time of the book-entry transfer or delivery of the Security.

          Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 3.08 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09.

          The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

          Any reference herein, in any context, to the principal of any Security as of any time, shall be deemed to include a reference to the Repurchase Price payable in respect of such Security to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision hereof shall not be construed as excluding the Repurchase Price in such provision when such express mention is not made.

          SECTION 3.09. Effect of Repurchase Notice. Upon receipt by the Paying Agent of the Repurchase Notice specified in Section 3.08, the Holder of the Security in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is validly withdrawn) thereafter be entitled to receive solely the Repurchase Price with respect to such Security. Such Repurchase Price shall be paid to such Holder, subject to receipt of funds and/or Securities by the Paying Agent, promptly following the later of (x) the Repurchase Date with respect to such Security (provided the Holder has satisfied the conditions in Section 3.08) and

(y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.08. Securities in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article X hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn.

          A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date, specifying:

     (1) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Security in respect of which such notice of withdrawal is being submitted is represented by a Global Security,

     (2) the Principal Amount of the Security with respect to which such notice of withdrawal is being submitted, and

     (3) the Principal Amount, if any, of such Security which remains subject to the original Repurchase Notice and which has been or will be delivered for purchase by the Company.

          SECTION 3.10. Deposit of Repurchase Price. Prior to 10:00 a.m. (New York City time) on the Business Day following the Repurchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Repurchase Price of all the Securities or portions thereof that are to be repurchased as of the Repurchase Date.

          If any Security (or portion thereof) surrendered for repurchase shall not be so paid prior to 10:00 a.m. (New York City time) on the second Business Day following the Repurchase Date, the principal amount of such Security (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the first Business Day following the Repurchase Date at the rate of 3.25% per annum.

          SECTION 3.11. Securities Repurchased in Part. Upon presentation of any Security repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Security or Securities, of any authorized denomination, in aggregate Principal Amount equal to the unrepurchased portion of the Securities presented.

          SECTION 3.12. Repayment to the Company. Subject to Section 8.02, the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by it for the payment of the Repurchase Price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.10 exceeds the aggregate Repurchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the Repurchase Date then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date, the Paying Agent shall return any such excess to the Company together with interest, if any, thereon.

          SECTION 3.13. Repurchase of Securities at Option of the Holder Upon A Designated Event. In the event that a Designated Event shall occur, then each Holder shall have the right, at the Holder’s option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder’s Securities, or any portion of the principal amount thereof that is equal to $1,000 or any integral multiple of $1,000 in excess thereof, on the date (the “Designated Event Repurchase Date”) that is 30 days after the date of the Designated Event Notice (as defined in Section 3.14(a)) at a purchase price (the “Designated Event Repurchase Price”) equal to 100% of the principal amount of the Securities to be repurchased, interest, if any, accrued but unpaid to, but excluding, the Designated Event Repurchase Date, plus, if a Fundamental Change has occurred and all of the consideration for Common Stock in the transaction or transactions constituting the Fundamental Change consists of cash (a “Cash Buy-out”), a premium described below (the “Make-Whole Premium”); provided, however, that installments of interest on Securities due on or prior to the Designated Event Repurchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Date. In the event that the Designated Event Repurchase Date is a date between a Regular Record Date and the corresponding Interest Payment Date, the Company shall pay interest on the Securities being repurchased to the Holder who surrenders such Securities for repurchase. Any reference herein, in any context, to the principal of any Security as of any time, shall be deemed to include a reference to the Designated Event Repurchase Price payable in respect of such Security to the extent that such Designated Event Repurchase Price is, was or would be so payable at such time, and express mention of the Designated Event Repurchase Price in any provision hereof shall not be construed as excluding the Designated Event Repurchase Price in such provision when such express mention is not made.

          The Make-Whole Premium per $1,000 Principal Amount of Securities shall equal (a) the average Closing Trading Price of $1,000 Principal Amount of Securities for the five Trading Days immediately prior to the Company’s public announcement of the Cash Buy-out, less (b) the greater of (i) $1,000 or (ii) the product of (x) average Closing Sale Price of Common Stock for the five Trading Days immediately prior to the Company’s public announcement of the Cash Buy-out and (y) the applicable Conversion Rate. The Make-Whole Premium, if any, will not be less than zero.

          SECTION 3.14. Notices; Method of Exercising Repurchase Right, Etc. (a) Unless the Company shall have theretofore called for redemption all of the Securities, on or before the 30th day after the occurrence of a Designated Event, the Company or, at the request and expense of the Company, the Trustee, shall give to all Holders of Securities, notice (the “Designated Event Notice”) of the occurrence of the Designated Event and of the repurchase right set forth herein arising as a result thereof. If the Company gives such Designated Event Notice to Holders, it shall also give such Designated Event Notice to the Trustee. The Trustee shall not be charged with notice or knowledge of a Designated Event until it shall have received a copy of such Designated Event Notice.

          Each Designated Event Notice shall describe such Designated Event, shall state that as a result of the occurrence of such Designated Event the Holder has the right to require the Company to repurchase the Holder’s Securities in whole or in part and shall state:

     (i) the Designated Event Repurchase Date,

     (ii) the date by which the repurchase right must be exercised pursuant to Section 3.14(b),

     (iii) the Designated Event Repurchase Price,

     (iv) a description of the procedure which a Holder must follow to exercise a repurchase right, and the place or places where such Securities are to be surrendered for payment of the Designated Event Repurchase Price,

     (v) that on the Designated Event Repurchase Date the Designated Event Repurchase Price will become due and payable upon each such Security designated by the Holder to be repurchased (unless such Holder exercises its right to convert such Security pursuant to Article X of this Indenture), and that interest thereon shall cease to accrue on and after said date with respect to any Security designated by the Holder to be repurchased,

     (vi) the Conversion Rate then in effect, the date on which the right to convert the principal amount of the Securities to be repurchased will terminate and the place or places where such Securities may be surrendered for conversion, and

     (vii) the place or places that the notice described in Section 3.14(b) shall be delivered, and the form of such notice.

          No failure of the Company to give the foregoing notices or defect therein shall limit any Holder’s right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Securities.

          If any of the foregoing provisions or other provisions of this Article III are inconsistent with applicable law, such law shall govern.

          (b) To exercise a repurchase right following a Designated Event, a Holder shall deliver to the Trustee or any Paying Agent on or before the 30th day after the date of the Designated Event Notice (i) written notice of the Holder’s exercise of such right (a “Designated Event Repurchase Exercise Notice”), which notice shall set forth the name of the Holder, the certificate number of the Securities to be repurchased (and, if any Security is to repurchased in part, the portion of the principal amount thereof to be repurchased (which portion must be a Principal Amount of $1,000 or an integral multiple thereof)), and the name of the Person in which the portion thereof to remain outstanding after such repurchase is to be registered and a statement that an election to exercise the repurchase right pursuant to this Section 3.14(b) is being made thereby with respect to the Securities so specified for repurchase in such notice and (ii) delivery or book-entry transfer of the Securities to the Paying Agent at any time after delivery of the applicable Designated Event Notice (together with all necessary endorsements) at the office of the Paying Agent, such delivery being a condition to receipt by the Holder of the Designated Event Repurchase Price therefor; provided that such Designated Event Repurchase Price shall be so paid pursuant to this Section 3.14 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Designated Event Repurchase Exercise Notice. Securities in respect of which a Designated Event Repurchase Exercise Notice has been given by the Holder thereof may not be converted pursuant to Article X hereof on or after the date of the delivery of such Designated Event Repurchase Exercise Notice unless such Designated Event Repurchase Exercise Notice has first been validly withdrawn.

     A Designated Event Repurchase Exercise Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Designated Event Repurchase Date, specifying:

     (1) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Security in respect of which such notice of withdrawal is being submitted is represented by a Global Security,

     (2) the Principal Amount of the Security with respect to which such notice of withdrawal is being submitted, and

     (3) the Principal Amount, if any, of such Security which remains subject to the original Designated Event Repurchase Exercise Notice and which has been or will be delivered for purchase by the Company.

          The Paying Agent shall promptly notify the Company of the receipt by it of any Designated Event Repurchase Exercise Notice or written notice of withdrawal thereof.

          (c) If the Holder of a Security exercises a repurchase right in accordance with this Section, the Company shall, prior to 10:00 a.m. (New York City time) on the Business Day following the Designated Event Repurchase Date, deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) the Designated Event Repurchase Price in cash (in immediately available funds if deposited on such Business Day) for payment to such Holder together with accrued and unpaid interest, if any, to but excluding the Designated Event Repurchase Date payable with respect to the Securities as to which such Holder has exercised the repurchase right; provided, however, that installments of interest due on or prior to the Designated Event Repurchase Date shall be payable in cash to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date, in each case according to the terms and provisions of Article XI of this Indenture.

          (d) If any Security (or portion thereof) surrendered for repurchase shall not be so paid prior to 10:00 a.m. (New York City time) on the second Business Day following the Designated Event Repurchase Date, the principal amount of such Security (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the first Business Day following the Designated Event Repurchase Date at the rate of 3.25% per annum.

          (e) With respect to any Security which is to be repurchased only in part, the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

          (f) Any purchase by the Company contemplated pursuant to the provisions of this Section shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of (i) the Designated Event Repurchase Date and (ii) the time of the book-entry transfer or delivery of the Security.

          (g) Subject to Section 8.02, the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by it for the payment of the Designated Event Repurchase Price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.14(c) exceeds the aggregate Designated Event Repurchase Price of, plus accrued interest, if any, to but excluding the Designated Event Repurchase Date payable with respect to, the Securities or portions thereof which the Company is obligated to purchase as of the Designated Event Repurchase Date then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Designated Event Repurchase Date, the Paying Agent shall return any such excess to the Company together with interest, if any, thereon.

ARTICLE IV

COVENANTS

          SECTION 4.01. Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts to be given to the Trustee or Paying Agent shall be deposited with the Trustee or Paying Agent by 10:00 a.m., New York City time on the due date, by the Company. The Principal Amount, Redemption Price, Repurchase Price, Designated Event Repurchase Price and interest, if any, shall be considered paid on the applicable date due if on such date (or, in the case of a Repurchase Price or Designated Event Repurchase Price, on the Business Day following the applicable Repurchase Date or Designated Event Repurchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, money or securities, if permitted hereunder, sufficient to pay all such amounts then due.

          The Company shall, to the extent permitted by law, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Securities, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of interest.

          SECTION 4.02. SEC and Other Reports. The Company shall deliver to the Trustee, within 30 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of the same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

          SECTION 4.03. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on March 25, 2005) an Officer’s Certificate, stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

          SECTION 4.04. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

          SECTION 4.05. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee, 59 Maiden Lane, New York, NY 10038 (Attention: Corporate Trust Department), shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

          SECTION 4.06. Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial holder of Securities or shares of Common Stock which are restricted securities issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information to such Holder or any beneficial holder of Securities or holder of shares of Common Stock issued upon conversion of Securities, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

          SECTION 4.07. Covenant to Comply With Securities Laws Upon Purchase of Securities. In connection with any offer to purchase or purchase of Securities under Section 3.08 or 3.13 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall to the extent applicable (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 3.08 and 3.13 to be exercised in the time and in the manner specified in Sections 3.08 and 3.13.

ARTICLE V

CONSOLIDATION, MERGER OR SALE BY THE COMPANY

          SECTION 5.01. Consolidation, Merger or Sale of Assets by the Company Permitted. The Company may not merge or consolidate with or into any other corporation or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, unless (i)(A) in the case of a merger or consolidation, the Company is the surviving corporation or (B) in the case of a merger or consolidation where the Company is not the surviving corporation and in the case of any such sale, conveyance, transfer, lease or other disposition, the resulting successor or acquiring Person is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and such corporation expressly assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all the obligations of the Company under the Securities and under this Indenture, (ii) immediately thereafter, giving effect to such merger or consolidation, or such sale, conveyance, transfer, lease or other disposition, no Default or Event of Default shall have occurred and be continuing and (iii) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such merger or consolidation, or such sale, conveyance, transfer, lease or other disposition, complies with this Article V and that all conditions precedent relating to such transaction have been complied with as herein provided.

          SECTION 5.02. Successor Corporation Substituted. Upon any merger or consolidation of the Company with or into any other corporation or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company to any other Person, the successor corporation formed by such consolidation or into which the Company is merged or the Person to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person has been named as the Company herein, and thereafter, except in the case of a lease to another Person, the Company shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE VI

DEFAULTS AND REMEDIES

          SECTION 6.01. Events of Default. An “Event of Default” occurs with respect to the Securities if (regardless of the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (1) the Company defaults in the payment of any interest on any Security when the same becomes due and payable and such default continues for a period of 30 days;

     (2) the Company defaults in the payment of the Principal Amount, Redemption Price, Repurchase Price or Designated Event Repurchase Price on any Security when the same becomes due and payable;

     (3) the Company defaults in the performance of, or breaches, any covenant or warranty of the Company in this Indenture with respect to any Security (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 6.01 specifically dealt with), and such default or breach continues for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate Principal Amount of the Securities then outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

     (4) the Company or any Subsidiary of the Company defaults in the payment of any principal, interest or premium in an aggregate amount of $20,000,000 or more, with respect to any indebtedness of the Company or any indebtedness of any of the Subsidiaries of the Company, or any such indebtedness in an aggregate amount of $20,000,000 or more is accelerated, which default is not cured or waived, or such acceleration rescinded or annulled, within 30 days after there has been received, by registered or certified mail, by the Company or such Subsidiary, as the case may be, from the Trustee, or by the Company or such Subsidiary, as the case may be, and the Trustee from the Holders of at least 25% in aggregate Principal Amount of the Securities then outstanding, a Notice of Default;

     (5) any final judgment or judgments for the payment of money in excess of $20,000,000 is rendered against the Company or any of its Subsidiaries and is not discharged for any period of 30 consecutive days during which a stay of enforcement is not in effect;

     (6) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (D) makes a general assignment for the benefit of its creditors; or

     (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Significant Subsidiaries in any involuntary case, (B) appoints a Custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of its property, or (C) orders the liquidation of the Company or any of its Significant Subsidiaries and the order or decree remains unstayed and in effect for 90 days.

     The term “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          SECTION 6.02. Acceleration; Rescission and Annulment. If an Event of Default with respect to the Securities occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate Principal Amount of all Securities then outstanding, by written notice to the Company (and, if given by the Holders, to the Trustee), may declare the principal of all the Securities to be due and payable and upon any such declaration such principal and any accrued and unpaid interest thereon to the date of such declaration shall be immediately due and payable.

          At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article VI provided, the Holders of a majority in aggregate Principal Amount of the Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if all existing Defaults and Events of Default with respect to the Securities, other than the non-payment of the principal of and interest, if any, on the Securities that has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.07 and if all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel have been paid. No such rescission shall affect any subsequent default or impair any right consequent thereon.

          SECTION 6.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that, if:

     (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

     (2) default is made in the payment of the Principal Amount, Redemption Price, Repurchase Price or Designated Event Repurchase Price on any Security when the same becomes due and payable,

the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium, if any, and interest, if any, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium, if any, and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities wherever situated.

          If an Event of Default with respect to the Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 6.04. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings, or any voluntary or involuntary case under the federal bankruptcy laws, as now or hereafter constituted, relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal in respect of the Securities shall then be due and payable as therein expressed or by declaration of acceleration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

     (i) to file and prove a claim for the whole amount of principal and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of such Securities allowed in such judicial proceeding, and

     (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, custodian, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each such Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to such Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.05. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name, as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

          SECTION 6.06. Delay or Omission Not Waiver. No delay or omission by the Trustee or any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of or acquiescence in any such Event of Default. Every right and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 6.07. Waiver of Past Defaults. The Holders of not less than a majority in aggregate Principal Amount of the Securities, by notice to the Trustee, may waive on behalf of the Holders of the Securities a past Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the Principal Amount, Redemption Price, Repurchase Price or Designated Event Repurchase Price, premium, if any, or interest, if any, on any Security, unless the same shall have been paid in full or (ii) in respect of a covenant or provision hereof which pursuant to Section 9.02 cannot be amended or modified without the consent of all affected Holders. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

          SECTION 6.08. Control by Majority. The Holders of not less than a majority in aggregate Principal Amount of the Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities; provided, however, that (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture, (ii) subject to Section 7.01, the Trustee may refuse to follow any direction that would in the good faith judgment of the Trustee have a substantial likelihood of involving the Trustee in personal liability and (iii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          SECTION 6.09. Limitation on Suits by Holders. No Holder of the Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

     (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

     (2) the Holders of at least 25% in aggregate Principal Amount of the Securities have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

     (3) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against any loss, cost, liability or expense to be, or which may be, incurred by the Trustee in pursuing the remedy;

     (4) the Trustee for 60 days after its receipt of such notice, request and the offer of indemnity has failed to institute any such proceedings; and

     (5) during such 60-day period, the Holders of a majority in aggregate Principal Amount of the Securities have not given to the Trustee a direction inconsistent with such written request.

          No one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders. For the protection and enforcement of the provisions of this Section 6.09, each and every Holder of the Securities and the Trustee shall be entitled to such relief as can be given at law or in equity.

          SECTION 6.10. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of the Securities to receive payment of the Principal Amount, Redemption Price, Repurchase Price or Designated Event Repurchase Price on any Security when the same becomes due and payable, premium, if any, and, subject to Section 11.01, interest, if any, on the Securities, on or after due dates therefor (or, in case of redemption or repurchase, on the relevant redemption or repurchase dates) shall not be impaired or affected without the consent of such Holder.

          SECTION 6.11. Application of Money Collected. If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     First: to the Trustee for amounts due under Section 7.07;

     Second: to Holders of Securities in respect of which or for the benefit of which such money has been collected for amounts due and unpaid on such Securities for principal of, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, if any, respectively; and

     Third: the balance, if any, to the Company.

          SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 6.13. Rights and Remedies Cumulative. Except as otherwise provided in Section 2.07 with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities, no right or remedy herein conferred upon or reserved to the Trustee or the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 6.14. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or by the Trustee.

          SECTION 6.15. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

TRUSTEE

          SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

     (b) Except during the continuance of an Event of Default:

     (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

     (1) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.08; and

     (4) the Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

          Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

          (c) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

          (d) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

          SECTION 7.02. Rights of Trustee. Subject to its duties and responsibilities under the provisions of Section 7.01, and, except as expressly excluded from this Indenture pursuant to said Section 7.01, subject also to its duties and responsibilities under the TIA:

          (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

          (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

          (e) the Trustee may consult with counsel selected by it and any advice of counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

          (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a resolution of the Board of Directors certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted and to be in full force and effect on the date of such certification;

          (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

          (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

          (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

          (k) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

          SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04. Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in this Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

          SECTION 7.05. Notice of Defaults. If a Default occurs and if it is known to a Responsible Officer of the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after such Responsible Officer obtains knowledge of such Default unless such Default shall have been cured or waived before the giving of such notice, provided, however, that such notice shall not be given prior to 60 days after the occurrence of any default of the character specified in Section 6.01(3). Except in the case of a Default described in Section 6.01(1) or (2), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders. The second sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default.

          SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each July 1 beginning with the July 1 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such July 1 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2).

          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to promptly notify the Trustee whenever the Securities become listed on any securities exchange and of any delisting thereof.

          SECTION 7.07. Compensation and Indemnity. The Company agrees:

          (a) to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (c) to indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including reasonable attorney’s fees and expenses and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee except that held in trust to pay the Redemption Price, Repurchase Price, Designated Event Redemption Price or interest, if any, as the case may be, on particular Securities.

          The Company’s payment and indemnity obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(6) or (7), the expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

          SECTION 7.08. Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

     (1) the Trustee fails to comply with Section 7.10;

     (2) the Trustee is adjudged bankrupt or insolvent;

     (3) a receiver or public officer takes charge of the Trustee or its property; or

     (4) the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1), 310(a)(5) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).

          SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE VIII

DISCHARGE OF INDENTURE

          SECTION 8.01. Discharge of Liability on Securities. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced or paid pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company irrevocably deposits with the Trustee, the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) or the Conversion Agent cash or, if expressly permitted by the terms of the Securities or this Indenture, Common Stock sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced or paid pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officer’s Certificate and Opinion of Counsel and at the cost and expense of the Company.

          SECTION 8.02. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company, upon a Company Request, any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.

ARTICLE IX

AMENDMENTS

          SECTION 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder:

     (1) to evidence the succession of another entity to the Company and the assumption of the Company’s covenants by a successor;

     (2) to add to the Company’s covenants for the benefit of the Securityholders;

     (3) to surrender any right or power conferred upon the Company;

     (4) to add any additional Events of Default for the Securities;

     (5) to add or change any provisions to such extent as necessary to permit or facilitate the issuance of the Securities in bearer or in global form;

     (6) to provide security for the Securities;

     (7) to evidence and provide for the acceptance of appointment of a separate or successor trustee;

     (8) to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of Holders of Securities issued under this Indenture in any material respect; or

     (9) to cure any ambiguity, defect or inconsistency or to make any other changes that do not adversely affect the interests of the Holders of Securities issued under this Indenture in any material respect.

          If the Trust Indenture Act is amended after the date of this Indenture so as to require changes to this Indenture or so as to permit changes to, or the elimination of, provisions which, at the date of this Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in this Indenture, this Indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and the Company and the Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to effect or evidence such amendment.

          SECTION 9.02. With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding, the Company and the Trustee may amend this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment to this Indenture or the Securities may not:

     (1) change the Stated Maturity or an Interest Payment Date of the Securities (other than pursuant to the terms thereof);

     (2) reduce the Principal Amount, Redemption Price, Repurchase Price, Designated Event Repurchase Price, interest or premium payable or change the currency in which the Securities are payable;

     (3) impair the right to bring suit to enforce any payment;

     (4) make any change that adversely affects the rights of any Holder to convert any Security;

     (5) make any change that adversely affects the right of a Holder to require the Company to repurchase the Securities;

     (6) reduce the percentage in Principal Amount of Securities whose Holders must consent to a modification or amendment of this Indenture or a waiver of certain Defaults;

     (7) change the Company’s obligation to maintain an office or agency in the places and for the purposes specified in this Indenture; or

     (8) modify any of the provisions of this Section 9.02.

          It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment, but failure to give such notice shall not impair the validity of such amendment.

          SECTION 9.03. Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article IX shall comply with the TIA.

          SECTION 9.04. Revocation and Effect of Consents, Waivers and Actions. Until an amendment, consent, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the amendment, consent, waiver or other action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date as of which the amendment, consent, waiver or action is made effective. After an amendment, consent, waiver or action becomes effective, it shall bind every Securityholder.

          SECTION 9.05. Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

          SECTION 9.06. Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article IX if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officer’s Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

          SECTION 9.07. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE X

CONVERSION

          SECTION 10.01. Conversion Privilege. (a) A Holder of a Security may convert such Security into shares of Common Stock at any time during the periods and subject to the conditions stated in paragraph 8 of the Securities, subject to the provisions of this Article X. The number of shares of Common Stock to be delivered upon conversion of a Security per $1,000 of Principal Amount thereof shall be equal to 38.5803 (such amount, as adjusted pursuant to this Article X, the “Conversion Rate”). The Conversion Rate shall be adjusted as set forth in this Article X.

          (b) A Holder may convert a portion of the Principal Amount of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

          (c) The Company shall determine whether the Securities shall be convertible as a result of the occurrence of an event specified in paragraph 8 of the Security and, if the Securities shall be convertible, the Company shall promptly deliver to the Trustee written notice thereof (including notice of the time period during which the Securities are convertible). Until receipt of such notice, the Trustee shall be entitled to conclusively assume that the Securities are not convertible. Whenever the Securities shall become convertible pursuant to the foregoing condition, the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided under this Indenture, and the Company shall also publicly announce such information and publish it on the Company’s website. Any notice so given shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.

          SECTION 10.02. Conversion Procedure. (a) To convert a Security, all of the requirements in paragraph 8 of the Securities must be satisfied. The date on which all those requirements are satisfied is the conversion date (the “Conversion Date”). Following the Conversion Date, the Company shall deliver to the Holder through the Conversion Agent, subject to and in accordance with Section 10.13, a certificate for the number of full shares of Common Stock issuable upon the conversion (or, at the option of the Company as set forth in Section 10.13, cash in lieu thereof) and cash in lieu of any fractional share determined pursuant to Section 10.03. The Company shall determine such full number of shares and the amounts of the required cash with respect to any fractional share, and shall set forth such information in an Officer’s Certificate delivered to the Conversion Agent. The Conversion Agent shall have no duties under this paragraph unless and until it has received such certificate.

          (b) The Person in whose name the stock certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such Person shall no longer be a Holder of such Security.

          (c) Holders may surrender a Security for conversion by means of book-entry delivery in accordance with the regulations of the applicable book-entry facility.

          (d) No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article X. On conversion of a Security, accrued but unpaid interest attributable to the period from the most recent Interest Payment Date through the Conversion Date, with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), or, at the option of the Company as set forth in Section 10.13, cash in lieu thereof, in exchange for the Security being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares), or, at the option of the Company as set forth in Section 10.13, cash in lieu thereof, shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid interest through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof. Notwithstanding the foregoing, accrued and unpaid interest will be payable upon conversion of Securities made concurrently with or after acceleration of Securities following an Event of Default.

          (e) If the Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon conversion shall be based on the aggregate Principal Amount of the Securities converted.

          (f) Subject to the satisfaction of the requirements for conversion set forth in paragraph 8 of the Security and subject to the provisions of Section 3.09 and Section 3.14(b) relating to the withdrawal of a Repurchase Notice or Designated Event Repurchase Exercise Notice, as the case may be, (i) a Security surrendered for conversion pursuant to the provisions under the caption “Conversion Based on Common Stock Price” set forth in paragraph 8 of the Security may be surrendered for conversion only during the calendar quarter specified therein, (ii) a Security being called for redemption may be surrendered for conversion at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date, even if it is not otherwise convertible at such time, (iii) a Security surrendered for conversion based on the provisions under the caption “Conversion Based on the Trading Price of Securities” set forth in paragraph 8 of the Security may be surrendered for conversion only on the dates specified therein, (iv) a Security surrendered for conversion based on the provisions under the caption “Conversion Upon Certain Distributions” set forth in paragraph 8 of the Security may be surrendered for conversion only on the dates specified therein, and (v) a Security surrendered for conversion based on the provision under the caption “Conversion Upon Occurrence of Certain Corporate Transactions” set forth in paragraph 8 of the Security may be surrendered for conversion at any time from and after the date that is 15 days prior to the date announced by the Company as the anticipated effective date of such transaction until 15 days after the actual date of such transaction.

          (g) Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount to the unconverted portion of the Security surrendered.

          SECTION 10.03. Fractional Shares. The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the per share Closing Sale Price of the Common Stock, on the last Trading Day prior to the Conversion Date, by the fractional amount and rounding the product to the nearest whole cent.

          SECTION 10.04. Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name and any income tax which is imposed on the Holder as a result of the conversion. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude the Company from any tax withholding or directing the withholding of any tax required by law or regulations.

          SECTION 10.05. Company to Provide Stock. (a) The Company shall, prior to issuance of any Securities under this Article X, and from time to time as may be necessary, reserve out of its authorized Common Stock that is not outstanding a sufficient number of shares of Common Stock to permit the conversion in full of the Securities.

          (b) All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim created by the Company.

          SECTION 10.06. Adjustment of Initial Conversion Rate. The Conversion Rate shall be subject to adjustments, calculated by the Company, from time to time as follows:

          (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Rate by a fraction:

     (i) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 10.06(f)(iii)) fixed for such determination and (y) the total number of shares constituting such dividend or other distribution, and

     (ii) the denominator of which shall be the number of shares referenced as (x) in clause (i) immediately above.

          Such increase shall become effective immediately after the opening of business on the day following the Record Date for such dividend or other distribution. If any dividend or distribution of the type described in this Section 10.06(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

          (b) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (c) In case the Company shall issue rights or warrants (other than any rights or warrants referred to in Section 10.06(d)) to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price (as defined in Section 10.06(f)(i)) on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date after such Record Date by a fraction:

     (i) the numerator of which shall be the number of shares of Common Stock outstanding on the close of business on such Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible), and

     (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price.

          Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such Record Date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of

Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

          Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”):

          (x) are deemed to be transferred with such shares of Common Stock;

          (y) are not exercisable; and

          (z) are also issued in respect of future issuances of Common Stock,

shall be deemed not to have been distributed (and no adjustment to the Conversion Rate will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Rate:

     (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrant (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and

     (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

          (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, securities or capital stock (including dividends or other distributions of shares of capital stock of any class or series, or similar equity interest, of or relating to any of the Company’s Subsidiaries or other business units of the Company), cash or other assets (other than those made in connection with its liquidation, dissolution or winding up), excluding (1) any dividend or distribution to which Section 10.06(a) applies, (2) any rights or warrants referred to in Section 10.06(c) and (3) any stock, securities or other property or assets (including cash) distributed in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 10.06(b) or Section 10.09 of this Indenture applies (any of the foregoing hereinafter in this Section 10.06(d)) called the “Distribution”), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date (as defined in Section 10.06(f)(iii)) with respect to such distribution by a fraction:

     (i) the numerator of which shall be the Current Market Price on such Record Date, and

     (ii) the denominator of which shall be the Current Market Price on such Record Date less (A) in the case of Distributions other than cash, the fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of such Distributions applicable to one share of Common Stock and (B) in the case of Distributions of cash, the amount of such Distributions applicable to one share of Common Stock.

Such reduction shall become effective immediately prior to the opening of business on the day following the Record Date for such dividend or other distribution. However, in the event that the then fair market value (as so determined) of the portion of the assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Security (or any portion thereof) the amount of assets such Holder would have received had such Holder converted such Security (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared except that, with respect to any dividend or distribution consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company that is listed or quoted on the Nasdaq Stock Market or other national or regional exchange or market, such reduction will be effective immediately prior to the opening of business on the day following the determination of the fair market value of such securities as provided in Section 10.06(f)(ii). Notwithstanding the foregoing, if the Distribution distributed by the Company to all holders of its Common Stock consists of capital stock of, or similar equity interests in, a Subsidiary or other business unit, the Conversion Rate shall be increased so that the same shall be equal to the price determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction:

     (1) the numerator of which shall be the sum of (x) the average Closing Sale Price of one share of Common Stock over the ten consecutive Trading Day period (the “Spinoff Valuation Period”) commencing on and including the fifth Trading Day after the date on which “ex-dividend trading” commences on the Common Stock on the Nasdaq Stock Market or such other national or regional exchange or market on which the Common Stock is then listed or quoted and (y) the average Closing Sale Price over the

Spinoff Valuation Period of the portion of the Distribution so distributed applicable to one share of Common Stock; and

     (2) the denominator of which shall be the average Closing Sale Price of one share of Common Stock over the Spinoff Valuation Period,

such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided that the Company may in lieu of the foregoing adjustment make adequate provision so that each holder shall have the right to receive upon conversion the amount of Distribution such holder would have received had such holder converted each Security on the Record Date with respect to such distribution.

          (e) In case a tender or exchange offer made by the Company or any of its Subsidiaries for all or any portion of the Common Stock (excluding any transactions solely involving odd lots of shares of Common Stock) shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

     (i) the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price on the Trading Day next succeeding the Expiration Time, and

     (ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares (including Purchased Shares)) at the Expiration Time multiplied by the Closing Sale Price on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

          (f) For purposes of this Section 10.06, the following terms shall have the meanings indicated:

     (i) “Current Market Price” means the average of the daily Closing Prices per share of Common Stock for the five consecutive Trading Days selected by the Company commencing not more than 10 Trading Days before, and ending not later than, the earlier of the day in question and the day before the “ex” date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term “ex” date, when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the applicable securities exchange or in the applicable securities market without the right to receive such issuance or distribution.

     (ii) “fair market value” means the amount which a willing buyer would pay a willing seller in an arm’s length transaction; provided that, for purposes of Section 10.06(d), with respect to any dividend or distribution consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company that is listed or quoted on the Nasdaq Stock Market or other national or regional stock exchange or market, “fair market value” shall mean the number of securities distributed in respect of each share of Common Stock multiplied by the average of the Closing Sale Prices of those securities distributed for the ten (10) Trading Days commencing on and including the fifth Trading Day after the date on which “ex-dividend trading” commences for such dividend or distribution on the Nasdaq Stock Market or other national or regional exchange or market on which such securities are then listed or quoted.

     (iii) “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

          (g) The Company may make such increases in the Conversion Rate, in addition to those required by Sections 10.06(a), (b), (c), (d) or (e) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

          To the extent permitted by applicable law and subject to the Nasdaq Marketplace Rules, the Company from time to time may increase the Conversion Rate by any amount. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the Register a notice of the increase, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

          (h) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of this Section 10.06(h) are not required to be made shall be carried forward and made, regardless of whether the aggregate adjustment is less than 1%, within one year of the first such adjustment carried forward or, if earlier, the date on which the carried-forward adjustments first equal 1% of the Conversion Rate in effect at the time of the first carried-forward adjustment. All calculations under this Article X shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock. To the extent the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest shall not accrue on the cash.

          (i) In any case in which this Section 10.06 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Security converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 10.03 of this Indenture.

          (j) For purposes of this Section 10.06, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, other than Common Stock issued in respect of Common Stock.

          (k) If the distribution date for the rights provided in the Company’s rights agreement, if any, occurs prior to the date a Security is converted, the Holder of the Security who converts such Security after the distribution date shall not be entitled to receive the rights that would otherwise be attached (but for the date of conversion) to the shares of Common Stock received upon such conversion (unless the Company elects to issue such rights to such Holder); provided, however, that an adjustment shall be made to the Conversion Rate pursuant to clause 10.06(c) as if the rights were being distributed to the common stockholders of the Company immediately prior to such conversion (unless the Company elects to issues such rights to such Holder). If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Conversion Rate, on an equitable basis, to take account of such event.

          (l) The Conversion Rate will not be adjusted for the issuance of Common Stock (or securities convertible into or exchangeable for Common Stock):

     (i) under any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities;

     (ii) in connection with the investment of additional optional amounts in shares of Common Stock under any plan described in the preceding subsection (i);

     (iii) under any present or future employee benefit plan or program of the Company; or

     (iv) pursuant to any option, warrant or right or exercisable, exchangeable or convertible security outstanding as of the date the Securities are first issued.

          SECTION 10.07. Notice of Adjustments. Whenever the Conversion Rate is adjusted as herein provided (other than in the case of an adjustment pursuant to the second paragraph of Section 10.06(g) for which the notice required by such paragraph has been provided), the Company shall promptly file with the Trustee and the Conversion Agent if other than the Trustee an Officer’s Certificate setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based. Promptly after delivery of such Officer’s Certificate, the Company shall prepare a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective, and shall mail such notice to each Holder at the address of such Holder as it appears in the Register within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not effect the legality or validity of any such adjustment.

          SECTION 10.08. Notice of Certain Transactions. If:

          (a) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Sections 10.06(a), (b), (c), (d) or (e); or

          (b) the Company takes any action that would require a supplemental indenture pursuant to Section 10.09; or

          (c) there is a liquidation or dissolution of the Company;

then the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

          SECTION 10.09. Reorganization of Company; Special Distributions. If the Company is a party to a transaction subject to Article V (other than a sale of all or substantially all of the properties and assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash, property or other assets of the Company or any other Person) or a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the Person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

          The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent Person or an

Affiliate of a constituent Person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article X. The successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

          If any such transaction constitutes a Designated Event, the Securities shall cease to be convertible after the fifteenth day following the transaction giving rise to such Designated Event.

          If this Section applies, none of Section 10.06(a), Section 10.06(b) or Section 10.06(c) applies.

          If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 10.06(d), then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

          SECTION 10.10. Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to Section 10.03, Section 10.06, Section 10.09 or Section 10.12 is conclusive, final and binding on the Holders.

          SECTION 10.11. Trustee’s Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article X should be made, how it should be made or what it should be. The Trustee has no duty to determine the Trading Price unless the Company has requested such a determination. The Trustee has no duty to determine whether a supplemental indenture under Section 10.09 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets or the amount of any cash issued upon conversion of Securities. The Trustee shall not be responsible for the Company’s failure to comply with this Article X. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 10.11 as the Trustee.

          SECTION 10.12. Successive Adjustments. After an adjustment to the Conversion Rate under this Article X, any subsequent event requiring an adjustment under this Article X shall cause an adjustment to the Conversion Rate as so adjusted.

          SECTION 10.13. Company’s Right to Elect to Pay Cash or Common Stock. In lieu of delivery of Common Stock upon notice of conversion of any Securities, the Company may elect to pay holders surrendering Securities (i) an amount in cash per $1,000 Principal

Amount per Security equal to the average as determined by the Company of the Closing Sale Prices of Common Stock for the 20 consecutive Trading Days immediately following either (a) the date of notice of election to deliver cash as described below if the Company has not given notice of redemption, or (b) the conversion date, in the case of conversion following the notice of redemption specifying that the Company intends to deliver cash upon conversion, in either case multiplied by the Conversion Rate in effect on that date, or (ii) a combination of Common Stock and cash. The Company shall give the Trustee and the Conversion Agent notice of the amount of Common Stock and cash to be delivered in connection with any conversion, promptly after such amount is determined by the Company. The Company will inform the holders through the Trustee no later than two Business Days following the Conversion Date of its election to deliver shares of Common Stock or to pay cash in lieu of delivery of Common Stock, or to deliver a combination thereof, unless the Company has already informed holders of its election in connection with its optional redemption of the Securities pursuant to Section 3.01 herein. If the Company elects to deliver all of such payment in Common Stock, the Common Stock will be delivered through the Conversion Agent no later than the fifth Business Day following the Conversion Date. If the Company elects to pay all or a portion of such payment in cash, the payment, including any delivery of Common Stock, will be made to holders surrendering Securities no later than the 25th Business Day following the applicable Conversion Date. If an Event of Default (other than a default in a cash payment upon conversion of the Securities) has occurred and is continuing, the Company may not pay cash upon conversion of any Security or portion of a Security (other than cash for fractional shares).

ARTICLE XI

PAYMENT OF INTEREST

          SECTION 11.01. Interest Payments. Interest on any Security that is payable, and is punctually paid or duly provided for, on any applicable payment date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date or accrual date, as the case may be, for such interest at the office or agency of the Company maintained for such purpose. Each installment of semiannual interest on any Security shall be paid, in the case of a holder of $5,000,000 or more in aggregate principal amount of the Securities, in same-day funds by transfer to an account maintained by the payee located inside the United States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date, or, if no such instructions have been received and in the case of all other payees, by check drawn on a bank in New York City mailed to the payee at its address set forth on the Registrar’s books. In the case of a Global Security, semiannual interest payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such Global Security to the accounts of the beneficial owners thereof.

          SECTION 11.02. Defaulted Interest. Except as otherwise specified with respect to the Securities, any interest on any Security that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called “Defaulted Interest”, which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Securities), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

     (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities at his address as it appears on the list of Securityholders maintained pursuant to Section 2.05 not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

     (2) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          SECTION 11.03. Interest Rights Preserved. Subject to the foregoing provisions of this Article XI and Section 2.06, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to semi-annual interest accrued and unpaid, and to accrue, which were carried by such other Security.

ARTICLE XII

MISCELLANEOUS

          SECTION 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 12.02. Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or delivered by courier guaranteeing overnight delivery or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

          if to the Company:

Palm Harbor Homes, Inc.
15303 Dallas Parkway, Suite 800
Addison, TX 75001-4600
Attention: President
Fax: 972-991-1753
Attention: Chief Financial Officer
Fax: 972-991-9018

with a copy of any notice given pursuant to Article VI to:

Locke Liddell & Sapp
2200 Ross Ave., Suite 2200
Dallas, TX 75201-6776
Attention: Gina E. Betts, Esq.
Facsimile No. (214) 740-8800

          if to the Trustee:

American Stock Transfer & Trust Company
59 Maiden Lane
New York, NY 10038
Attention: Corporate Trust Department
Fax: (718) 331-1852

          The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

          If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

          SECTION 12.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

          SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than the initial authentication of Securities under this Indenture), the Company shall furnish to the Trustee if reasonably requested:

     (1) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 12.05. Statements Required in Certificate or Opinion. Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include to the extent required by the Trustee:

     (1) a statement that each person making such Officer’s Certificate or Opinion of Counsel has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer’s Certificate or Opinion of Counsel are based;

     (3) a statement that, in the opinion of each such person, he or she has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

          SECTION 12.06. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 12.07. Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

          SECTION 12.08. Legal Holidays. A “Legal Holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest shall accrue for the intervening period.

          SECTION 12.09. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES.

          SECTION 12.10. No Recourse Against Others. A director, officer, employee, agent, representative, stockholder or equity holder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

          SECTION 12.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One originally signed copy is enough to prove this Indenture.

     IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

PALM HARBOR HOMES, INC.
By:	/s/ Lee Posey
	Name:	Lee Posey
	Title:	Chairman of the Board

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:	/s/ Herbert J. Lemmer
	Name:	Herbert J. Lemmer
	Title:	Vice President